POWER OF ATTORNEY


Know All by These Presents, that I, Wayne Andrews, hereby make, constitute, and appoint Jerry P. Lehrman, Robert J. Vold and John E. Nardecchia or any of them acting alone, with full power of substitution and revocation, my true and lawful attorney for me and in my name to prepare, execute and file with the Securities and Exchange Commission reports of my beneficial ownership of shares of common stock of Norstan, Inc., giving my said attorney full power and authority to do everything whatsoever necessary to be done in the premises as fully as I could do if personally present, and hereby ratify and confirm all that my said attorney or his substitute or substitutes shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of October, 2004.




/s/ Wayne Andrews
Wayne Andrews



Subscribed and sworn to before me
this 14th day of October, 2004.



/s/ Nancy Openshaw
Notary Public
State of Florida Collier County

Nancy Openshaw
Notary Public State of Florida
Comm DD0241256
Expires 8 13 2007
Bonded thru 800 432 4254
Florida Notary Assn., Inc.


Notary Public  State of Florida
My Commission Expires 1 31 2005